UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 19, 2013

Plumas Bancorp
__________________________________________
(Exact name of registrant as specified in its charter)

California	000-49883	75-2987096
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

35 S. Lindan Avenue, Quincy, California		95971
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(530)283-7305

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On April 19, 2013, Plumas Bancorp (NASDAQ: PLBC), the parent company of Plumas Bank, received notification that the Written Agreement (the "FRB Agreement") with the Federal Reserve Bank of San Francisco entered into on July 28, 2011 was being terminated and posted on the Federal Reserve Board of Governors' web site on April 23, 2013.

Under the terms of the FRB Agreement, Plumas Bancorp agreed to take certain actions that were designed to maintain its financial soundness so that it would continue to serve as a source of strength to the Bank. Among other things, the FRB Agreement required prior written approval related to the payment or taking of dividends and distributions, making any distributions of interest, principal or other sums on subordinated debentures or trust preferred securities, incurrence of debt, and the purchase or redemption of stock. A copy of the FRB Agreement is filed as Exhibit 10.1 to the Company’s Form 8-K dated July 25, 2011 and filed with the Securities Exchange Commission on July 29, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plumas Bancorp

April 24, 2013	By:	Andrew J. Ryback

Name: Andrew J. Ryback
Title: President and CEO